Exhibit 32(b)


              CERTIFICATION OF CHIEF FINANCIAL OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the IGENE Biotechnology, Inc. (the "Company") Quarterly Report on Form 10-QSB/A for the period ended March 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Edward J. Weisberger, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

          (1).  The  Report  fully complies with the requirements  of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: December 11,  2007             By:  /S/EDWARD J. WEISBERGER
                                          ___________________________
                                             EDWARD J. WEISBERGER
                                             Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.